-------------------------------------------------------------------------------
                         CLOSING STATEMENT INFORMATION
-------------------------------------------------------------------------------

Property Name:       12621 FEATHERWOOD OFFICE BUILDING

Seller: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -1 a Florida limited partnership, and

                     FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -2 a Florida limited partnership, collectively, "Seller"

Purchaser:           TRANSWESTERN INVESTMENT COMPANY, L.L.C.
                     a Delaware limited liability company

Proration Date:      6/27/97

Proration as of:     11:59 PM, FRIDAY, JUNE 27, 1997

Closing Date:        6/27/97

Closing as of:       FRIDAY, JUNE 27, 1997

Tax Begin Date:      1/1/97

Tax End Date:        12/31/97

Month Begin Date     6/1/97

Month End date       6/30/97

6:56 PM                                                                   7/8/97

                               CLOSING STATEMENT
                       12621 FEATHERWOOD OFFICE BUILDING
--------------------------------------------------------------------------------

SELLER: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 1 a Florida limited partnership, and
                  FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. - 2 a Florida limited partnership

PURCHASER:        TRANSWESTERN INVESTMENT COMPANY, L.L.C.
                  a Delaware limited liability company

PRORATION DATE:   11:59 PM, FRIDAY, JUNE 27, 1997

CLOSING (FUNDING)[FRIDAY, JUNE 27, 1997
--------------------------------------------------------------------------------

                                                                              CREDIT                CREDIT
                                                                           PURCHASER                SELLER
                                                                  ------------------    ------------------
PURCHASE PRICE                                                                                3,150,000.00

EARNEST MONEY (held by Heritage Title Company of Austin, Inc.)             50,000.00

INTEREST ON EARNEST MONEY                                                        POC

PRO-RATE PROPERTY TAXES                                                    44,231.02
   [See Schedule A]

PRO-RATA SERVICE CONTRACTS                                                                          734.88
   [See Schedule C]

Compressor Repair Credit                                                    3,320.00

                                                                  ------------------    ------------------
   SUBTOTALS                                                               97,551.02          3,150,734.88

CASH AMOUNT DUE TO SELLER                                               3,053,183.86
                                                                  ------------------    ------------------

   TOTAL CREDITS                                                        3,150,734.88          3,150,734.88
                                                                  ==================    ==================

NOTES:
------

[1] Utility payments shall be directed to the parties for their respective periods of ownership based upon meter reads order the day of the Closing Date.

[2] Seller agrees to pay all invoices or charges payable to service contract vendors or other vendors of supplies or services which are unpaid at Closing and relate to periods prior to and including June 27, 1997, or which relate to periods after Closing to the extent Seller received a credit from Purchaser at Closing.

[3] Interest earned on the Earnest Money Deposit shall be returned directly to Purchaser.

APPROVED: SELLER                            APPROVED: PURCHASER

FIRST CAPITAL INSTITUTIONAL REAL ESTATE,    TRANSWESTERN INVESTMENT COMPANY,
 LTD. - 1                                    L.L.C.
a Florida limited partnership, and          a Delaware limited liability company


By:                                         By:
   ------------------------------              ------------------------------

FIRST CAPITAL INSTITUTIONAL REAL ESTATE,
 LTD. - 2
a Florida limited partnership


By:
   ------------------------------

--------------------------------------------------------------------------------------------------

                       12621 FEATHERWOOD OFFICE BUILDING

                          SOURCES AND USES STATEMENT

--------------------------------------------------------------------------------------------------

                                   PURCHASER'S SOURCES AND USES:
                                   ----------------------------
BALANCE OF CASH TO BE FUNDED BY PURCHASER                                             3,053,183.86
                                                                                      ------------
ADDITIONAL CASH OUTLAYS BY PURCHASER:

     HERITAGE TITLE COMPANY OF AUSTIN, INC.
          Survey Deletion                                                  2,739.45
          Search & Exam Fees                               (POC $821.84)
          Simultaneously issued Mortgagee Policy                             125.00
          Recording Fee                                                       50.00
                                                                           --------
     PURCHASER'S CLOSING COSTS                                                            2,914.45
                                                                                      ------------

TOTAL CASH OUTLAY BY PURCHASER                                                        3,056,098.31
                                                                                      ============

--------------------------------------------------------------------------------------------------

                                    SELLER'S SOURCES AND USES:
                                    -------------------------

EARNEST MONEY                                                                            50,000.00
CASH AMOUNT DUE TO SELLER                                                             3,053,183.86
                                                                                      ------------
TOTAL SELLER'S SOURCES                                                                3,103,183.86
                                                                                      ------------
ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

     HERITAGE TITLE COMPANY OF AUSTIN, INC.
          Title Insurance Premium                                         18,263.00
          Escrow charge (on-site inspection)                                 100.00
          Search & Exam Fees to American Title           (POC $5,478.90)
          Survey to Gullett & Associates, Inc.                               270.63
          Tax Research to American Title                                      65.00
                                                                          ---------
                                                                                         18,698.63
          Delinquent R.E. Taxes to Harris County Tax Assessor                               947.85
          Commission to CB Commercial                                                   125,867.20

TOTAL CASH OUTLAY BY SELLER                                                             145,513.68
                                                                                      ------------

BALANCE TO SELLER                                                                     2,957,670.18
                                                                                      ============

                                  SCHEDULE A
-------------------------------------------------------------------------------

     12621 FEATHERWOOD OFFICE BUILDING
     PRO-RATE 1997 PROPERTY TAXES
     PRORATION MADE AS OF:        11:59 PM, FRIDAY, JUNE 27, 1997

-------------------------------------------------------------------------------

     ACTUAL CALENDAR YEAR 1996 REAL ESTATE TAXES [1]
     -----------------------------------------------
     #114-858-002-001

          Harris County Tax Assessor                     44,485.45
          Pasadena Independent School District           46,250.00

                                                                      90,698.45
                                                                   ------------
     ESTIMATED 1997 TAXES                                             90,698.45

     PURCHASER'S PRORATA SHARE OF 1997 TAXES     187/365                51.233%
                                                                   ------------
     PURCHASER'S SHARE OF 1997 TAXES                                  46,467.43
     SELLER'S SHARE OF 1997 TAXES                                     44,231.02

     CREDIT DUE TO PURCHASER (SELLER)                                 44,231.02
                                                                   ============





[1] 1996 Real Estate taxes were appealed and reduced to an assessed value of $3,125,000.00.
     Taxes for 1996 were paid based on an assessed value of $3,618,880.00.
     A refund is pending to Seller. 1996 Real Estate Taxes are being prorated based on the reduced assessed value.

                                  SCHEDULE B
--------------------------------------------------------------------------------
        12621 FEATHERWOOD OFFICE BUILDING
        TENANT PREPAID RENTS
        PRORATION MADE AS OF:   11:59 PM, FRIDAY, JUNE 27, 1997
--------------------------------------------------------------------------------
                                                                        AMOUNT
        SUITE#          TENANT NAME                                     PREPAID
--------------------------------------------------------------------------------

              Prepaid Rent:

                           None


                                                                      __________

                                        CREDIT TO PURCHASER                 0.00
                                                                      ==========


                                                            SCHEDULE C
------------------------------------------------------------------------------------------------------------------------------------
12621 FEATHERWOOD OFFICE BUILDING
RECURRING PAYABLES PRORATION
PRORATION MADE AS OF:              11:59 PM, FRIDAY, JUNE 27, 1997
------------------------------------------------------------------------------------------------------------------------------------

               SERVICE CONTRACTS


                                                                                                                          CREDIT DUE
                                                                              BILLING PERIOD               # of DAYS       PURCHASER
VENDOR NAME                                     PAYMENT                       BEGIN     END                   CREDIT     or (SELLER)
------------------------------------------------------------------------------------------------------------------------------------
PAID BY SELLER
--------------

Amity Termite Control                           (697.13)                    09/09/96  09/08/97                 73           (139.43)
CoTemp Chiller Services, Inc.                   (216.50)                    06/01/97  06/30/97                  3            (21.65)
Dover Elevators                                 (246.37)                    06/01/97  06/30/97                  3            (24.64)
Grinnell Fire Protection                         (75.00)                    05/01/97  07/31/97                 34            (27.72)
HLP (Parking)                                 (4,525.00)                    01/01/97  12/31/97                187         (2,318.29)
LSM Security                                    (324.75)                    06/01/97  06/30/97                  3            (32.48)
National Elevator (Elevator permit)             (150.00)                    01/01/97  12/31/97                187            (76.85)
Security Data, Inc.                              (37.89)                    06/01/97  06/30/97                  3             (3.79)
Security Data, Inc. (access control)            (270.63)                    06/01/97  06/30/97                  3            (27.06)
Waste Management                                (337.95)                    06/01/97  06/30/97                  3            (33.80)
Western Horticultural (interior)                (297.69)                    06/01/97  06/30/97                  3            (29.77)
Western Horticultural (exterior)                (882.24)                    06/01/97  06/30/97                  3            (88.22)

                                                 CREDIT TO DUE PURCHASER (SELLER)                                         (2,823.70)
                                                                                                                          ---------
PAYABLE BY PURCHASER
--------------------

American Building Maintenance                  2,174.77                     06/01/97  06/30/97                 27          1,957.29
Nettles Exterminating                             59.54                     06/01/97  06/30/97                 27             53.59
Stripe-N-Sweep, Inc.                              86.60                     06/01/97  06/30/97                 27             77.94

                                                 CREDIT TO DUE PURCHASER (SELLER)                                          2,088.82
                                                                                                                          ---------

                                                 TOTAL CREDIT TO DUE PURCHASER (SELLER)                                     (734.88)
                                                                                                                          =========


                                                            SCHEDULE D
-----------------------------------------------------------------------------------------------------------------------------------
12621 FEATHERWOOD OFFICE BUILDING
RENTAL CHARGE, DEPOSIT RECONCILIATION, AND DELINQUENCY SCHEDULE
PRORATION MADE AS OF:                      11:59 PM, FRIDAY, JUNE 27, 1997
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                          MAY
                                        MAY             MAY         MAY                        PR'S   & PRIOR      TOTAL       TOTAL
                           TENANT   MONTHLY       ESCALATION      OTHER     TOTAL  CHARGES  PRORATA   BALANCE       SR'S        PR'S
TENANT                   DEPOSITS      RENT          CHARGES     INCOME   CHARGES     PAID    SHARE       O/S  SHARE O/S   SHARE 0/S
------------------------------------------------------------------------------------------------------------------------------------
None















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
NOTES:
------